AUDIT COMMITTEE CHARTER
                              GALAXY FOODS COMPANY

     The Audit Committee shall consist of at least three and no more than six, independent, non-executive board members. The committee through its members shall have: (1) sufficient knowledge to understand the business in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company balance sheet, income statement, statement of cash flows and key performance measures; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to legal, accounting or other advisors at the committee's sole discretion. The company will establish a budget available to the committee for this purpose.

At least one member of the committee, preferably the chair, should be literate in business and financial reporting and control, including knowledge of regulatory requirements, and should have past experience in finance or accounting or other comparable experience or background (including, without limitation, professional certification in finance, accounting or comparable financial management expertise consistent with regulatory requirements.
Committee appointments shall be approved annually by the full board upon recommendation of the nominating or governance committee as appropriate.

Each member of the committee will be free of any relationship that would interfere with the individual exercise of independent judgment and shall be determined by the board to be "independent" under the rules of AMEX, the SEC and the Sarbanes-Oxley Act of 2002. Each member of the audit committee is entitled to additional compensation above that approved for service on the board only for assigned tasks beyond those normally considered part of the committee's normal duties.

                              OPERATING PRINCIPLES

The committee shall fulfill its responsibilities within the context of the following overriding principles:

     A.   Communications
          --------------
          Members of the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and key management advisors (external and internal auditors), as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

     B.   Annual Plan
          -----------
          The committee, together with input from management, and other key individuals, shall develop an annual plan that is responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board

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     C.   Meetings and Agenda
          -------------------
          The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee. At least one of the meetings shall be in person.

          The committee's meeting agenda shall be the responsibility of the chair with input from committee members and the board. The chair will request senior management, and key management advisors and, on occasion, others with relevant matters, to participate in the process. Specifically, the committee may request at any time that members of board not on the audit committee, management, counsel, external or internal auditors, or others with relevant information participate in the committee's meetings in order to carry out the committee's responsibilities. It is also understood that either external or internal auditors or counsel may, at any time, request a meeting with the committee or the committee chair with or without management attendance.

          The committee will meet in executive session with only committee members present at least once annually and separately with both the internal and external auditors. The committee should also meet with the top management individually at least once a year. In addition, it is understood that either internal or external auditors, or counsel may request a meeting with the committee at any time with or without management in attendance.

          The committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

          In addition, the committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements including Galaxy's disclosure under "Management Discussion and Analysis of Financial Condition and Results of Operations."

     D.   Expectations,   Information   Requirements   and  Access  to  External
          ----------------------------------------------------------------------
          Resources
          ---------
          The committee shall communicate committee expectations and the nature, timing and extent of committee information needs to management, internal auditors and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least one week in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

          The committee shall be authorized to access internal and external resources, as required, to carry out its responsibilities including the authority to obtain advice and assistance from outside legal, accounting or other advisors at the sole discretion of the committee. Galaxy shall provide appropriate funding, as

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          determined  by the  committee,  for  compensation  to the  independent auditor and to any advisors that the audit committee chooses to engage.

     E.   Reporting to the Board of Directors

          The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of directors meeting.

     F.   Self-Assessment
          ---------------
          The committee shall annually review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

     G.   Ethical and Legal Compliance
          ----------------------------

          The Audit Committee shall make available the minutes of all audit committee meetings to the board of directors.

          The Committee will investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel, accountants or others if, in the committee's judgment, it is deemed necessary.

                           COMMITTEE RESPONSIBILITIES

          The committee shall carry out the duties and responsibilities set forth below. These functions serve as a guide with the understanding that the committee may determine to carry out additional functions and adopt additional policies and procedures as appropriate in light of changing legislative, regulatory, legal and other conditions. The committee shall also carry out any other duties and responsibilities delegated to it by the board from time to time related to the responsibilities of the committee outlined in this charter. The committee may perform any functions it deems appropriate under applicable law, rules or regulations, Galaxy's by-laws, and the resolutions or other directives of the board, including review of any certification required in accordance with applicable law or SEC regulations.

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          The  committee  shall be given  full  access to the  board,  corporate executives, employees, internal audit group, independent counsel and the independent accountants as necessary to carry out the its responsibilities. While acting within the scope of this charter, the committee will have all the authority of the board, except as otherwise limited by applicable law.


          Non-with-standing the above, the committee is not responsible for certifying Galaxy's financial statements or guaranteeing the auditor's report. The fundamental responsibility for Galaxy's financial statements and disclosures rests with management and the independent auditors. It is also the responsibility of the CEO and senior management rather than that of the committee to assess and manage Galaxy's exposure to risk.

A.   Financial Reporting
     -------------------

     1. Review, assess and discuss with management the annual and interim financial statements before they are released to the public or filed with the SEC.

     2. Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors' views, and the basis for audit conclusions.

     3. Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.

     4. Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

     5. Review other relevant reports and financial information submitted by Galaxy to any government body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors or summaries of these reports.

     6. Recommend to the board whether the financial statements should be included in the Annual Report on Form 10-K.

     7. Review earnings press releases with management, including a review of "pro-forma" or "adjusted" non-GAAP information.

     8.   Discuss  with  management  the  financial   information  and  earnings
          guidance provided to analysts and rating agencies. These discussions may be on general

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          terms (i.e. discussion of the types of information to be disclosed and the type of presentation to be made).

B.   Risks and Controls
     ------------------

     1. Review and assess the company's business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.

     2. Review and assess the company's system of internal controls for detecting accounting and financial reporting errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct. As part of the review and assessment process, review the related findings and recommendations of the external and internal auditors, together with management's responses.

     3. Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

     4. Review the results of the annual audits of directors' and officers' expense accounts and management perquisites prepared by the internal auditors.

C.   External and Internal Auditors
     ------------------------------

     1. Have the sole authority to hire, determine the compensation of and oversee the work of the external auditors.

     2. Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the shareholders. Confirm that the external auditors will report all relevant issues to the committee.

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     3.   Review the  performance of the internal  auditors and the  independent auditors if the circumstances warrant.

     4. Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors and consider any relationships or non-audit services that may affect their objectivity or independence. Receive all compensation requests from the external auditors as well as all bids for audit services.

     5. Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

     6. Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     7. Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgments.

     8. Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

     9.   Approve any changes in the directors of the internal audit function.

     10. Instruct the internal auditors that they are responsible to the board of directors through the committee.

     11. Review with the internal auditors any changes in the scope of their plans.

     12. Review with the internal auditors the results of their monitoring of compliance with the company's code of conduct.

     13. Establish procedures for the receipt, retention and treatment of complaints concerning questionable internal accounting controls or audit matters including those complaints that involve confidential and anonymous submissions by employees.

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     14.  Establish clear hiring  policies for employees or former  employees of the independent auditor

D.   Other
     -----

     1.   Review and update the committee's charter.

     2.   Review and update the company's code of conduct.

     3. Review and approve all significant conflicts of interest and related party transactions.

     4. Conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation and Galaxy shall pay all costs and fees incurred by the committee in connection with this retention.